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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2008

RIGEL PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-29889 (Commission File No.)	94-3248524 (IRS Employer Identification No.)

1180 Veterans Boulevard
South San Francisco, CA 94080
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On May 29, 2008, Rigel Pharmaceuticals, Inc. held its 2008 Annual Meeting of Stockholders. At this meeting, our stockholders, upon the recommendation of our Board of Directors, approved, among other items, the following amendments to the Company's 2000 Equity Incentive Plan:

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an amendment to increase the number of shares authorized for issuance under the 2000 Equity Incentive Plan by 3,350,000 shares; and

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an amendment to provide that the number of shares available for issuance under the 2000 Equity Incentive Plan shall be reduced by one share for each share of common stock subject to a stock option or stock appreciation right with a strike price of at least 100% of the fair market value of the underlying common stock on the grant date and by one and one-half (1.5) shares for each share of common stock subject to any other type of award issued pursuant to the 2000 Equity Incentive Plan.

        A more detailed description of the 2000 Equity Incentive Plan, and the amendments thereto, is contained in the Proxy Statement for our 2008 Annual Meeting of Stockholders under the heading "Proposal 2—Approval of Amendments to the 2000 Equity Incentive Plan," and such description is incorporated herein by reference.

        A copy of the 2000 Equity Incentive Plan is attached hereto as Exhibit 10.21 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)
Exhibits.

Exhibit No.	Description
10.21	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.
Dated: May 30, 2008	By:	/s/ DOLLY A. VANCE Dolly A. Vance Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.21	Rigel Pharmaceuticals, Inc. 2000 Equity Incentive Plan, as amended

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  Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX